                                                                      EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on
Form S-8 (Registration Nos. 333-131870) pertaining to the Amended 2003 Master
Stock Option Plan of VocalTec Communications Ltd., and Form S-8 (Registration
Nos. 333-106400), pertaining to the Amended 2003 Master Stock Option Plan of
VocalTec Communications Ltd., of our report dated March 18, 2010 with respect to the consolidated financial statements of VocalTec Communications Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

Tel-Aviv, Israel                               KOST, FORER, GABBAY and KASIERER
May 12, 2010                                   A member of Ernst & Young Global